UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2004

NESS ENERGY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Washington	000-10301	91-1067265
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4201 East Interstate 20, Willow Park, Texas 76087
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 817-341-1477

(Former name, former address and former fiscal year, if changed since last report)

SECTION 8- OTHER EVENTS

ITEM 8.01 OTHER EVENTS

The Registrant continues its business of transactions with larger independents as previously reported. Today, by determination of Management, upon advice from professional advisors, Management determined to disclose another recent transaction entered into with a large independent.

In summary, the Registrant entered into an agreement on or about September 8, 2004, which resulted in net proceeds, following related costs and expenses, of approximately $486,424 to the Company, with more specific accounting to be set forth in the quarterly report for the recently completed third quarter ended September 30, 2004. The agreement was with a large independent energy company (“Party”). The terms included the transfer of certain exploration rights for a total payment of $540,470.80 to the Registrant, and the parties agreed to additional conditions, terms and matters, including that certain information, at the request of the Party, concerning its identity, etc., be kept confidential, one exception being the need of the Company to comply with law. Copy of the relevant subject matter is attached as an exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Item	Description	Location
99	Agreement Regarding Transaction With Independent	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NESS ENERGY INTERNATIONAL, INC. (Registrant) By: /s/ Sha Stephens, President —————————————— (Principal Executive Officer) Date: October 18, 2004